      As filed with the Securities and Exchange Commission on June 12, 1996
                                                        Registration No. 33-
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           GENELABS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

       CALIFORNIA                                     94-3010150
(State of incorporation)                          (I.R.S. employer
                                                  identification no.)

                               505 PENOBSCOT DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                    (Address of principal executive offices)

                         1995 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                                  IRENE A. CHOW
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               505 PENOBSCOT DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (415) 369-9500
            (Name, address and telephone number of agent for service)

                                   COPIES TO:
                            Gordon K. Davidson, Esq.
                                 Fenwick & West
                              Two Palo Alto Square
                           Palo Alto, California 94306
                                 (415) 494-0600

                         CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------------------------
                                                   Amount            Proposed               Proposed             Amount of
                                                   to be         Maximum Offering            Maximum            Registration
    TITLE OF SECURITIES TO BE REGISTERED         Registered       Price Per Share           Aggregate                Fee
                                                                                           Offering Price
- -----------------------------------------------------------------------------------------------------------------------------
    Common Stock, no par value                  1,000,000 (1)       $  8.1875  (2)         $ 8,187,500            $ 2,823.28

- -----------------------------------------------------------------------------------------------------------------------------

    (1) Additional shares available for grant and not yet subject to outstanding options as of May 31, 1996 under the 1995 Employee Stock Option Plan.

    (2) Estimated based on the average of the high and low prices reported on The Nasdaq National Market on June 7, 1996 pursuant to Rule 457(c) and
    (h)(1) solely for the purpose of calculating the registration fee.

The Exhibit Index appears on sequentially numbered page 9.   Page 1 of 18 pages.

                           GENELABS TECHNOLOGIES, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

              (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for fiscal year ended December 31, 1995 filed pursuant to
                   Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 filed with the Commission pursuant to Section 13(a) of the Exchange Act.

              (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed on April 30, 1991 with the Commission under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

              The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Registrant by Fenwick & West, Palo Alto, California. Certain members of that law firm beneficially own an aggregate of approximately 23,000 shares of the Registrant's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The Registrant's Articles of Incorporation include a provision that eliminates the personal liability of its directors to the Registrant and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. This limitation has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the Registrant or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) under Section 310 of the California Corporations Code (the "California Code") (concerning contracts or transactions between the Registrant and a director) or (vii) under Section 316 of the California Code (concerning directors' liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his or her capacity as an officer. Further, the provision has no effect on claims arising under federal or state securities laws and will not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation of a director's fiduciary duty to the Registrant or its shareholders.

              The Registrant's Articles of Incorporation also include an authorization for the Registrant to indemnify its agents (as defined in Section 317 of the California Code), through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this latter provision, the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers and employees. In addition, the Registrant, at its discretion, may provide indemnification to persons whom the Registrant is not obligated to indemnify. The Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. These indemnity agreements have been entered into with all directors and provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Bylaws and Articles of Incorporation, may require the Registrant, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors (other than liabilities resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' insurance if available on reasonable terms.

              Section 317 of the California Code and the Registrant's Bylaws make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

              Reference is also made to Section 7 of the Underwriting Agreement filed as Exhibit 1.01 to the Registrant's registration statement on Form S-3 (No. 33-76242) filed by the Registrant with the Commission on March 8, 1994, as amended (the "Form S-3"), which sets forth certain provisions with respect to the indemnification of certain controlling persons, directors and officers against certain losses and liabilities, including certain liabilities under the Securities Act.

              In addition, the Registrant's Amended and Restated Registration Rights Agreement, filed as Exhibit 4.02 to the Registrant's registration statement on Form S-1 (No. 33-40120) filed by the Registrant with the Commission on April 29, 1991, as amended, provides in Section 7 for cross indemnification of certain holders of the Registrant's Common Stock and of the Registrant and its officers and directors for certain liabilities existing under the Securities Act and otherwise. Additionally, Section 5.4 of the Unit Purchase Agreements, a form of which is filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-97336), provides for cross indemnification of the Selling Shareholders and the Company for certain liabilities existing under the Securities Act and otherwise.

              The Registrant currently carries a directors and officers liability insurance policy.

              Reference is also made to the following documents incorporated by reference herewith regarding relevant indemnification provisions described above and elsewhere herein: Registrant's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.01 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991); and Registrant's Bylaws, as amended to date (incorporated herein by reference to Exhibit 4.02 to Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 15, 1994 (Registration No. 33-76242)).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8. EXHIBITS.

              The following exhibits are incorporated by reference or filed herewith.

              4.01 Registrant's Amended and Restated Articles of Incorporation
                   (incorporated herein by reference to Exhibit 3.01 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991).

              4.02 Registrant's Certificate of Determination of Preferences of
                   Series A Convertible Preferred Stock of Genelabs Technologies, Inc. (incorporated herein by reference to Exhibit 10.37 to Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1995).

              4.03 Registrant's Bylaws, as amended to date (incorporated herein by reference to Exhibit 3.02 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

              4.04 Registrant's 1995 Employee Stock Option Plan, as amended.

              5.01 Opinion of Fenwick & West LLP.

              23.01 Consent of Fenwick & West LLP (included in Exhibit 5.01).

              23.02 Consent of Ernst & Young LLP, Independent Auditors.

              24.01 Power of Attorney (see page 7).

ITEM 9. UNDERTAKINGS.

              The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:

                   Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

              The consolidated financial statements of Genelabs Technologies, Inc., appearing in Genelabs Technologies, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on the 11th day of June 1996.

                                  GENELABS TECHNOLOGIES, INC.


                                  By:  /s/ Irene A. Chow
                                       -------------------------------------
                                       Chief Executive Officer, President
                                       and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Irene A. Chow and Melinda Griffith, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                          TITLE                         DATE
    ---------------                                     ----------                    --------
PRINCIPAL EXECUTIVE OFFICER:
 /s/ Irene A. Chow                          Chief Executive Officer, President      June 11, 1996
- ------------------------------------        and Director
Irene A. Chow

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

 /s/ Cynthia E. Nathan                      Vice President and Controller           June 11, 1996
- ------------------------------------
Cynthia E. Nathan

ADDITIONAL DIRECTORS:

  /s/ Edgar G. Engleman                     Director                                June 11, 1996
- ------------------------------------
Edgar G. Engleman

/s/ Zhongxin M. Gong                        Director                                June 11, 1996
- ------------------------------------
Zhongxin M. Gong

/s/ Arthur Gray, Jr.                        Director                                June 11, 1996
- ------------------------------------
Arthur Gray, Jr.

/s/ H. H. Haight                            Director                                June 11, 1996
- ------------------------------------
H. H. Haight

/s/ Frank F.C. Kung                         Director                                June 11, 1996
- ------------------------------------
Frank F.C. Kung

/s/ Damaris Skouras                         Director                                June 11, 1996
- ------------------------------------
Damaris Skouras

/s/ Max Wilhelm                             Director                                June 11, 1996
- ------------------------------------
Max Wilhelm

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                         Description
- -----------                         -----------
    4.01     Registrant's Amended and Restated Articles of Incorporation
             (incorporated herein by reference to Exhibit 3.01 to Registrant's
             Annual Report on Form 10-K for the fiscal year ended December 31,
             1991).

    4.02     Registrant's Certificate of Determination of Preferences of Series
             A Convertible Preferred Stock of Genelabs Technologies, Inc.
             (incorporated herein by reference to Exhibit 10.37 to Registrant's
             Quarterly Report on Form 10-Q for the Quarter ended June 30, 1995).

    4.03 Registrant's Bylaws, as amended to date (incorporated herein by reference to Exhibit 3.02 to Registrant's Annual Report on Form
             10-K for the fiscal year ended December 31, 1993).

    4.04     Registrant's 1995 Employee Stock Ownership Plan, as amended.

    5.01     Opinion of Fenwick & West LLP.

    23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).

    23.02    Consent of Ernst & Young LLP, Independent Auditors.

    24.01    Power of Attorney (see page 7).